UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2012

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On October 3, 2012, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) appointed Timothy L. Buzby, 43, to serve as President and Chief Executive Officer of Farmer Mac, effective immediately. There are no arrangements or understandings between Mr. Buzby and any other persons pursuant to which he was selected as President and Chief Executive Officer of Farmer Mac. There are also no family relationships between Mr. Buzby and any director or executive officer of Farmer Mac, and Mr. Buzby has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. To date, Farmer Mac has not entered into any new compensatory or severance arrangements with Mr. Buzby in connection with his appointment as President and Chief Executive Officer of Farmer Mac.

Prior to being appointed as President and Chief Executive Officer of Farmer Mac, Mr. Buzby served as the Chief Financial Officer of Farmer Mac since April 2, 2009 and as the Treasurer of Farmer Mac since October 8, 2009. Mr. Buzby previously served as Farmer Mac’s Controller from December 2000 through June 2003, Vice President – Controller from June 2003 through April 2009, and Acting Treasurer from October 2008 through April 2009. Prior to joining Farmer Mac, Mr. Buzby served as Chief Financial Officer for George Mason Mortgage Corporation from March 2000 to December 2000. From July 1997 to February 2000, he was the Chief Financial Officer for Mortgage Edge Corporation. Prior to July 1997, Mr. Buzby was a Manager on the Mortgage Consulting Staff of KPMG Peat Marwick, LLP. Mr. Buzby has been a certified public accountant since 1992.

The Board and Mr. Buzby will work together to identify and select a new Chief Financial Officer to succeed Mr. Buzby. In the interim, Mr. Buzby will also continue to serve as the Chief Financial Officer and Treasurer of Farmer Mac.

Departure of Certain Officers

Effective October 3, 2012, Michael A. Gerber will no longer serve as the President and Chief Executive Officer of Farmer Mac. The termination of Mr. Gerber’s employment agreement was treated as a termination without cause pursuant to Section 8(a)(iii) of his Amended and Restated Employment Agreement dated as of April 1, 2011, which was previously filed as Exhibit 10.2 to Farmer Mac’s Quarterly Report on Form 10-Q filed on May 10, 2011. That agreement provides for the payment of severance pay to Mr. Gerber subject to his execution, without revocation, of a full release of claims in favor of Farmer Mac.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:     /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President – General Counsel

Dated:    October 9, 2012

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